                                                      Draft of December 29, 1997


================================================================================



                         TE PRODUCTS PIPELINE COMPANY,
                              LIMITED PARTNERSHIP


                                       TO


                              THE BANK OF NEW YORK

                                                                         TRUSTEE


                         ------------------------------


                                   INDENTURE



                      DATED AS OF ____________ __, 1998


                         ------------------------------

================================================================================

                               TABLE OF CONTENTS


                                  ARTICLE I

           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

       SECTION 101.  Definitions  . . . . . . . . . . . . . . . . . . . . . .  1
              Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
              Affiliate   . . . . . . . . . . . . . . . . . . . . . . . . . .  2
              Authenticating Agent  . . . . . . . . . . . . . . . . . . . . .  2
              Board Resolution  . . . . . . . . . . . . . . . . . . . . . . .  2
              Business Day  . . . . . . . . . . . . . . . . . . . . . . . . .  2
              Commission  . . . . . . . . . . . . . . . . . . . . . . . . . .  2
              Company   . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
              Company Request   . . . . . . . . . . . . . . . . . . . . . . .  3
              Company Order   . . . . . . . . . . . . . . . . . . . . . . . .  3
              Consolidated Net Tangible Assets  . . . . . . . . . . . . . . .  3
              Corporate Trust Office  . . . . . . . . . . . . . . . . . . . .  3
              corporation   . . . . . . . . . . . . . . . . . . . . . . . . .  3
              Covenant Defeasance   . . . . . . . . . . . . . . . . . . . . .  3
              Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
              Default   . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
              Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . .  3
              Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . .  3
              Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . .  3
              Event of Default  . . . . . . . . . . . . . . . . . . . . . . .  3
              Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . .  4
              Expiration Date   . . . . . . . . . . . . . . . . . . . . . . .  4
              Funded Debt   . . . . . . . . . . . . . . . . . . . . . . . . .  4
              General Partner   . . . . . . . . . . . . . . . . . . . . . . .  4
              General Partner Resolution  . . . . . . . . . . . . . . . . . .  4
              Global Security   . . . . . . . . . . . . . . . . . . . . . . .  4
              Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
              Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . .  4
              interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
              Interest Payment Date   . . . . . . . . . . . . . . . . . . . .  4
              Investment Company Act  . . . . . . . . . . . . . . . . . . . .  4
              Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
              Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
              Notice of Default   . . . . . . . . . . . . . . . . . . . . . .  5
              Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . .  5

              Officers' Certificate   . . . . . . . . . . . . . . . . . . . .  5
              Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . .  5
              Original Issue Discount Security  . . . . . . . . . . . . . . .  5
              Outstanding   . . . . . . . . . . . . . . . . . . . . . . . . .  5
              Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  6
              Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
              Place of Payment  . . . . . . . . . . . . . . . . . . . . . . .  7
              Predecessor Security  . . . . . . . . . . . . . . . . . . . . .  7
              Principal Property  . . . . . . . . . . . . . . . . . . . . . .  7
              Redemption Date   . . . . . . . . . . . . . . . . . . . . . . .  8
              Redemption Price  . . . . . . . . . . . . . . . . . . . . . . .  8
              Regular Record Date   . . . . . . . . . . . . . . . . . . . . .  8
              Responsible Officer   . . . . . . . . . . . . . . . . . . . . .  8
              Sale-Leaseback Transaction  . . . . . . . . . . . . . . . . . .  8
              Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .  8
              Securities Act  . . . . . . . . . . . . . . . . . . . . . . . .  8
              Security Register   . . . . . . . . . . . . . . . . . . . . . .  8
              Security Registrar  . . . . . . . . . . . . . . . . . . . . . .  8
              Special Record Date   . . . . . . . . . . . . . . . . . . . . .  9
              Stated Maturity   . . . . . . . . . . . . . . . . . . . . . . .  9
              Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . .  9
              Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . .  9
              Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
              U.S. Government Obligation  . . . . . . . . . . . . . . . . . .  9
              Vice President  . . . . . . . . . . . . . . . . . . . . . . . .  9
       SECTION 102.  Compliance Certificates and Opinions   . . . . . . . . .  9
       SECTION 103.  Form of Documents Delivered to Trustee   . . . . . . . . 10
       SECTION 104.  Acts of Holders; Record Dates  . . . . . . . . . . . . . 10
       SECTION 105.  Notices, Etc., to Trustee and Company  . . . . . . . . . 13
       SECTION 106.  Notice to Holders; Waiver  . . . . . . . . . . . . . . . 13
       SECTION 107.  Conflict with Trust Indenture Act  . . . . . . . . . . . 14
       SECTION 108.  Effect of Headings and Table of Contents   . . . . . . . 14
       SECTION 109.  Successors and Assigns   . . . . . . . . . . . . . . . . 14
       SECTION 110.  Separability Clause  . . . . . . . . . . . . . . . . . . 14
       SECTION 111.  Benefits of Indenture  . . . . . . . . . . . . . . . . . 14
       SECTION 112.  Governing Law  . . . . . . . . . . . . . . . . . . . . . 14
       SECTION 113.  Legal Holidays   . . . . . . . . . . . . . . . . . . . . 15
       SECTION 114.  Non Recourse   . . . . . . . . . . . . . . . . . . . . . 15

                                   ARTICLE II

                                 SECURITY FORMS

       SECTION 201.  Forms Generally  . . . . . . . . . . . . . . . . . . . . 16
       SECTION 202.  Form of Face of Security   . . . . . . . . . . . . . . . 16
       SECTION 203.  Form of Reverse of Security  . . . . . . . . . . . . . . 18
       SECTION 204.  Form of Legend for Global Securities   . . . . . . . . . 22
       SECTION 205.  Form of Trustee's Certificate of Authentication  . . . . 23

                                   ARTICLE III

                                 THE SECURITIES

       SECTION 301.  Amount Unlimited; Issuable in Series   . . . . . . . . . 23
       SECTION 302.  Denominations  . . . . . . . . . . . . . . . . . . . . . 26
       SECTION 303.  Execution, Authentication, Delivery and Dating   . . . . 26
       SECTION 304.  Temporary Securities   . . . . . . . . . . . . . . . . . 28
       SECTION 305.  Registration, Registration of Transfer and Exchange  . . 28
       SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities   . . . 30
       SECTION 307.  Payment of Interest; Interest Rights Preserved   . . . . 31
       SECTION 308.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . 32
       SECTION 309.  Cancellation   . . . . . . . . . . . . . . . . . . . . . 32
       SECTION 310.  Computation of Interest  . . . . . . . . . . . . . . . . 33
       SECTION 311.  CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . 33

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

       SECTION 401.  Satisfaction and Discharge of Indenture  . . . . . . . . 33
       SECTION 402.  Application of Trust Money   . . . . . . . . . . . . . . 34

                                    ARTICLE V

                                    REMEDIES

       SECTION 501.  Events of Default  . . . . . . . . . . . . . . . . . . . 35
       SECTION 502.  Acceleration of Maturity; Rescission and Annulment   . . 36
       SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                     Trustee  . . . . . . . . . . . . . . . . . . . . . . . . 37
       SECTION 504.  Trustee May File Proofs of Claims  . . . . . . . . . . . 38

       SECTION 505.  Trustee May Enforce Claims Without Possession of
                     Securities   . . . . . . . . . . . . . . . . . . . . . . 38
       SECTION 506.  Application of Money Collected   . . . . . . . . . . . . 38
       SECTION 507.  Limitation on Suits  . . . . . . . . . . . . . . . . . . 39
       SECTION 508.  Unconditional Right of Holders to Receive Principal,
                     Premium and Interest   . . . . . . . . . . . . . . . . . 39
       SECTION 509.  Restoration of Rights and Remedies   . . . . . . . . . . 40
       SECTION 510.  Rights and Remedies Cumulative   . . . . . . . . . . . . 40
       SECTION 511.  Delay or Omission Not Waiver   . . . . . . . . . . . . . 40
       SECTION 512.  Control by Holders   . . . . . . . . . . . . . . . . . . 40
       SECTION 513.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . 41
       SECTION 514.  Undertaking for Costs  . . . . . . . . . . . . . . . . . 41
       SECTION 515.  Waiver of Usury, Stay or Extension Laws  . . . . . . . . 41

                                   ARTICLE VI

                                   THE TRUSTEE

       SECTION 601.  Certain Duties and Responsibilities  . . . . . . . . . . 42
       SECTION 602.  Notice of Defaults   . . . . . . . . . . . . . . . . . . 43
       SECTION 603.  Certain Rights of Trustee  . . . . . . . . . . . . . . . 43
       SECTION 604.  Not Responsible for Recitals or Issuance of Securities   44
       SECTION 605.  May Hold Securities  . . . . . . . . . . . . . . . . . . 44
       SECTION 606.  Money Held in Trust  . . . . . . . . . . . . . . . . . . 44
       SECTION 607.  Compensation and Reimbursement   . . . . . . . . . . . . 45
       SECTION 608.  Conflicting Interests  . . . . . . . . . . . . . . . . . 45
       SECTION 609.  Corporate Trustee Required; Eligibility  . . . . . . . . 45
       SECTION 610.  Resignation and Removal; Appointment of Successor  . . . 46
       SECTION 611.  Acceptance of Appointment by Successor   . . . . . . . . 47
       SECTION 612.  Merger, Conversion, Consolidation or Succession to
                     Business   . . . . . . . . . . . . . . . . . . . . . . . 48
       SECTION 613.  Preferential Collection of Claims Against Company  . . . 48
       SECTION 614.  Appointment of Authenticating Agent  . . . . . . . . . . 49

                                   ARTICLE VII

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

       SECTION 701.  Company to Furnish Trustee Names and Addresses of
                     Holders  . . . . . . . . . . . . . . . . . . . . . . . . 51

       SECTION 702.  Preservation of Information; Communications to Holders   51
       SECTION 703.  Reports by Trustee   . . . . . . . . . . . . . . . . . . 51

       SECTION 704.  Reports by Company   . . . . . . . . . . . . . . . . . . 52

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

       SECTION 801.  Company May Consolidate, Etc., Only On Certain Terms   . 52
       SECTION 802.  Successor Substituted  . . . . . . . . . . . . . . . . . 53

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

       SECTION 901.  Supplemental Indentures Without Consent of Holders   . . 53
       SECTION 902.  Supplemental Indentures with Consent of Holders  . . . . 54
       SECTION 903.  Execution of Supplemental Indentures   . . . . . . . . . 55
       SECTION 904.  Effect of Supplemental Indentures  . . . . . . . . . . . 56
       SECTION 905.  Conformity with Trust Indenture Act  . . . . . . . . . . 56
       SECTION 906.  Reference in Securities to Supplemental Indentures   . . 56

                                    ARTICLE X

                                    COVENANTS

       SECTION 1001. Payment of Principal, Premium and Interest   . . . . . . 56
       SECTION 1002. Maintenance of Office or Agency  . . . . . . . . . . . . 56
       SECTION 1003. Money for Securities Payments to Be Held in Trust  . . . 57
       SECTION 1004. Statement by Officers as to Default  . . . . . . . . . . 58
       SECTION 1005. Existence  . . . . . . . . . . . . . . . . . . . . . . . 58
       SECTION 1006. Limitation on Liens  . . . . . . . . . . . . . . . . . . 58
       SECTION 1007. Limitation on Sale-Leaseback Transactions  . . . . . . . 60
       SECTION 1008. Waiver of Certain Covenants  . . . . . . . . . . . . . . 60

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

       SECTION 1101. Applicability of Article   . . . . . . . . . . . . . . . 61
       SECTION 1102. Election to Redeem; Notice to Trustee  . . . . . . . . . 61
       SECTION 1103. Selection by Trustee of Securities To Be Redeemed  . . . 61
       SECTION 1104. Notice of Redemption   . . . . . . . . . . . . . . . . . 62
       SECTION 1105. Deposit of Redemption Price  . . . . . . . . . . . . . . 63

       SECTION 1106. Securities Payable on Redemption Date  . . . . . . . . . 63
       SECTION 1107. Securities Redeemed in Part  . . . . . . . . . . . . . . 63

                                   ARTICLE XII

                                  SINKING FUNDS

       SECTION 1201. Applicability of Article   . . . . . . . . . . . . . . . 64
       SECTION 1202. Satisfaction of Sinking Fund Payments with Securities  . 64
       SECTION 1203. Redemption of Securities for Sinking Fund  . . . . . . . 64

                                  ARTICLE XIII

                       DEFEASANCE AND COVENANT DEFEASANCE

       SECTION 1301. Company's Option to Effect Defeasance or Covenant
                     Defeasance   . . . . . . . . . . . . . . . . . . . . . . 65
       SECTION 1302. Defeasance and Discharge   . . . . . . . . . . . . . . . 65
       SECTION 1303. Covenant Defeasance  . . . . . . . . . . . . . . . . . . 65
       SECTION 1304. Condition to Defeasance or Covenant Defeasance   . . . . 66
       SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held
                     in Trust; Miscellaneous Provisions   . . . . . . . . . . 67
       SECTION 1306. Reinstatement  . . . . . . . . . . . . . . . . . . . . . 68


EXHIBITS:

Exhibit A - Form of Series A Securities . . . . . . . . . . . . . . . . . . A-1
Exhibit B - Form of Series B Securities . . . . . . . . . . . . . . . . . . B-1

                         TE PRODUCTS PIPELINE COMPANY,
                              LIMITED PARTNERSHIP

                 CERTAIN SECTIONS OF THIS INDENTURE RELATING TO
                            SECTION 310 THROUGH 318,
                 INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939:

    TRUST INDENTURE
       ACT SECTION                                       INDENTURE SECTION
       Section  310(a)(1) . . . . . . . . . . . . . . . . .  609
                   (a)(2) . . . . . . . . . . . . . . . . .  609
                   (a)(3) . . . . . . . . . . . . . . . . .  Not Applicable
                   (a)(4) . . . . . . . . . . . . . . . . .  Not Applicable
                   (b). . . . . . . . . . . . . . . . . . .  608
                                                             610
       Section  311(a). . . . . . . . . . . . . . . . . . .  613
                   (b). . . . . . . . . . . . . . . . . . .  613
       Section  312(a). . . . . . . . . . . . . . . . . . .  701
                                                             702
                   (b). . . . . . . . . . . . . . . . . . .  702
                   (c). . . . . . . . . . . . . . . . . . .  702
       Section  313(a). . . . . . . . . . . . . . . . . . .  703
                   (b). . . . . . . . . . . . . . . . . . .  703
                   (c). . . . . . . . . . . . . . . . . . .  703
                   (d). . . . . . . . . . . . . . . . . . .  703
       Section  314(a). . . . . . . . . . . . . . . . . . .  704
                   (a)(4) . . . . . . . . . . . . . . . . .  101
                                                             1004
                   (b). . . . . . . . . . . . . . . . . . .  Not Applicable
                   (c)(1) . . . . . . . . . . . . . . . . .  102
                   (c)(2) . . . . . . . . . . . . . . . . .  102
                   (c)(3) . . . . . . . . . . . . . . . . .  Not Applicable
                   (d). . . . . . . . . . . . . . . . . . .  Not Applicable
                   (e). . . . . . . . . . . . . . . . . . .  102
       Section  315(a). . . . . . . . . . . . . . . . . . .  601
                   (b). . . . . . . . . . . . . . . . . . .  602
                   (c). . . . . . . . . . . . . . . . . . .  601




--------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                   (d). . . . . . . . . . . . . . . . . . .  601
                   (e). . . . . . . . . . . . . . . . . . .  514
       Section  316(a). . . . . . . . . . . . . . . . . . .  512
                   (a)(1)(A). . . . . . . . . . . . . . . .  502
                                                             512
                   (a)(1)(B)  . . . . . . . . . . . . . . .  513
                   (a)(2) . . . . . . . . . . . . . . . . .  Not Applicable
                   (b). . . . . . . . . . . . . . . . . . .  508
                   (c). . . . . . . . . . . . . . . . . . .  104
       Section  317(a)(1) . . . . . . . . . . . . . . . . .  503
                   (a)(2) . . . . . . . . . . . . . . . . .  504
                   (b). . . . . . . . . . . . . . . . . . .  1003
       Section  318(a). . . . . . . . . . . . . . . . . . .  107






--------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE, dated as of ___________, 1998, between TE Products Pipeline Company, Limited Partnership, a limited partnership duly formed and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at _________________________, and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee"), having its principal office at 48 Wall Street New York, New York 10286.


                           RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                  ARTICLE I

                 DEFINITIONS AND OTHER PROVISIONS OF GENERAL
                                 APPLICATION

SECTION 101.         Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture;

          (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (6) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

          (7) the term "or" is not inclusive, and the term "including" shall mean including without limitation; and


          (8) when used with references to the Securities, the expression "of like tenor" refers to Securities of the same series.


     "Act", when used with respect to any Holder, has the meaning specified in
Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner, the principal financial officer of the General Partner or any other authorized officer of the General Partner or a person duly authorized by any of them, to have been duly adopted by the board of directors of the General Partner and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in either (a) that Place of Payment or (b) New York, New York are authorized or obligated by law or executive order to close.

     "Commission" means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its General Partner's Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee, or if the Company shall change its form of entity to other than a limited partnership, by Persons or officers, members, agents and the like positions comparable to those of the foregoing nature, as applicable.

     "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom (a) all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt), and (b) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents or other like intangible assets, all as set forth, or on a pro forma basis would be set forth, in the consolidated balance sheet of the Company and its Subsidiaries.

     "Corporate Trust Office" means the principal office of the Trustee in New York, New York, (currently at 48 Wall Street, New York, New York) at which at any particular time its corporate trust business shall be administered.

     "corporation" means a corporation, association, company, joint-stock company or business trust.

     "Covenant Defeasance" has the meaning specified in Section 1303.

     "Debt" means (without duplication) all liabilities for borrowed money, and any guarantee therefor.

     "Default" means, with respect to a series of Securities, any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Defeasance" has the meaning specified in Section 1302.

     "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

     "Expiration Date" has the meaning specified in Section 104.

     "Funded Debt" means Debt maturing one year or more from the date of the creation thereof, Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of the instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

     "General Partner" has the meaning set forth in Section 114.

     "General Partner Resolution" means a copy of a resolution certified by the appropriate officer of the General Partner to have been duly adopted by the General Partner and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Global Security" means a Security in global form that evidences all or part of the Securities of any series, is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 301.

     "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

     "Lien" means, as to any entity, any mortgage, lien, pledge, security interest or other encumbrance in or on, or adverse interest or title of any vendor, lessor, lender or other secured party to or of the entity under conditional sale or other title retention agreement or capital lease with respect to, any property or asset of the entity.

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.


     "Notice of Default" means a written notice of the kind specified in
Section 501(4).


     "Obligation" means every obligation for money borrowed and every obligation evidenced by a bond, note, debenture or other similar instrument.


     "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the General Partner (or if the Company shall change its form of entity to other than a limited partnership, by Persons or officers, members, agents and the like of positions comparable to those of the foregoing nature, as applicable), and delivered to the Trustee. One of the officers or such other Persons (as applicable) signing an Officers' Certificate given pursuant to
Section 1004 shall be the principal executive, financial or accounting officer of the General Partner.


     "Opinion of Counsel" means a written opinion of counsel, who may but does not have to be counsel for the Company, and who shall be acceptable to the Trustee.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

     "Outstanding", when used with respect to Securities, means as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (3) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected Defeasance or Covenant Defeasance pursuant to the applicable provisions of Article XIII; and

          (4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;


provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) the principal amount of a Security denominated in one or more currencies or currency units other than U.S. dollars shall be the U.S. dollar equivalent thereof, determined as of such date in the manner provided as contemplated by
Section 301 on the date of original issuance of such Security, of the principal amount of such Security (or, in the case of a Security described in Clause (A) above, of the amount determined as provided in such Clause), and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. The Trustee shall be protected in relying on an Officer's Certificate or other evidence satisfactory to it in determining ownership. Securities so owned as described in Clause (C) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.


     "Parent Company" means Teppco Partners, L.P., a limited partnership duly formed and existing under the laws of the State of Delaware.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

     "Permitted Liens" means: (a) Liens upon rights-of-way for pipeline purposes; (b) any statutory or governmental Lien or Lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction, development, improvement or repair; (c) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (d) Liens of taxes and assessments which are (i) for the then current year, (ii) not at the time delinquent, or (iii) delinquent but the validity of which is being contested at the time by the Company or any of its Subsidiaries in good faith; (e) Liens of, or to secure performance of, leases; (f) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for purpose of obtaining indemnity or stay of judicial proceedings; (g) any Lien upon property or assets acquired or sold by the Company or any of its Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables; (h) any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (i) any Lien in favor of the Company or any of its Subsidiaries: (j) any Lien in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred by the Company or any of its Subsidiaries for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, of the property or assets subject to such Lien; or (k) any Lien securing industrial development, pollution control or similar revenue bonds.


     "Person" means (a) any form of business entity, association, grouping, trust or other form now or hereafter permitted by the laws of any State of the United States or utilized by businesses in the conduct of their activities and
(b) a natural person, as the context may require.

     "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.


     "Principal Property" means, whether owned or leased on the date of this Indenture or hereafter acquired, (a) pipeline assets of the Company or its Subsidiaries, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products or liquefied petroleum gases, that are located in the United States of America or any territory or political subdivision thereof, and (b) any processing or manufacturing plant or terminal owned or leased by the Company or any of its Subsidiaries that is located in the United States of America or any territory or political subdivision thereof except, in the case of either of the foregoing clauses (a) or (b), (i) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles, and (ii) any such assets, plant or terminal which, in the opinion of the Board of Directors of the General Partner, is not material in relation to the activities of the Company or of the Company and its Subsidiaries, taken as a whole.


     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Sale-Leaseback Transaction" means the sale or transfer by the Company or any of its Subsidiaries of any Principal Property to a Person (other than the Company or any of its Subsidiaries) and the taking back by the Company or any of its Subsidiaries, as the case may be, of a lease of such Principal Property.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.


     "Series A Securities" means the Company's % Senior Notes due 2008 to be issued pursuant to this Indenture.

     "Series B Securities" means the Company's % Senior Notes due 2028 to be issued pursuant to this Indenture.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" means, as to a Person, any other Person as to which it has the sole and absolute right to liquidate and terminate and upon such liquidation and termination, it has the right to receive, after accommodation for legitimate debts and similar obligations of such Person, at least 50% of its assets.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     "U.S. Government Obligation" has the meaning specified in Section 1304.

     "Vice President", when used with respect to the Company, the General Partner or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

SECTION 102.         Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act, and as are necessary to demonstrate that all conditions precedent, if any, provided for in this Indenture relating to such action have been satisfied. Each such certificate and opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, and an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include,

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials, or both, as applicable.

SECTION 103.         Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of any officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.         Acts of Holders; Record Dates.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be provided by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     The ownership, principal amount and registered or serial numbers of Securities held by any Person, and the date of commencement of such Person's holding the same, shall be proved by the Security Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect to anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, but the Company shall have no obligation to do so; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date(or their duly appointed agents), and no other Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of the Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in
Section 512 , in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

     With respect to any record date set pursuant to this Section, the party hereto which set such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later date; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the then existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day following such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day following the applicable record date.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

     Notwithstanding the foregoing, the Series A and Series B Securities issued pursuant to this Indenture will vote together as a single class in accordance with the provisions and procedures set forth herein, whenever both such series
(i) are affected by any default under this Indenture or amendment or supplement to this Indenture, or (ii) are entitled to and desire to Act in accordance with the provisions of this Indenture.

SECTION 105.         Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,


          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or


          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.         Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason by any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.         Conflict with Trust Indenture Act.


     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act or with another provision hereof which is required under the Trust Indenture Act to be a part of and govern this Indenture, the Trust Indenture Act provisions shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the Trust Indenture Act provision shall be deemed to apply to this Indenture as so modified or shall be excluded from applying to the Indenture as the case may be.


SECTION 108.         Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.         Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.         Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.         Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.         Governing Law.

     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113.         Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

SECTION 114.         Non Recourse.


          (1) Except as otherwise specified as contemplated in Section 301 for Securities of a series, no director, officer, employee, partner, stockholder or unitholder, as such, of the Company (or of any such partners or unitholders) shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, except that Texas Eastern Products Pipeline Company, a Delaware corporation and the general partner of the Company (the "General Partner") shall, by operation of law as the general partner of the Company, have liability for (a) the payment obligations on Outstanding Series A Securities in an amount not to exceed $ million and (b) the payment obligations on Outstanding Series B Securities in an amount not to exceed $ million, provided that such liability of the General Partner shall not in any event exceed $40 million in the aggregate for payment obligations in respect of the Outstanding Series A Securities and Outstanding Series B Securities as a whole. By accepting a Security, each Holder shall waive and release all such liability, and as applicable to the General Partner, limit the liability of the General Partner to the amount aforesaid. The waiver and release, and limitation on liability, shall be a part of the consideration for the issue of the Securities.

          (2) Without limiting the generality of the foregoing, except as otherwise specified as contemplated in Section 301 for Securities of a series, so long as the Company is a limited partnership, the obligations of the Company hereunder and under the Securities will, except as expressly provided in Clause
(1) of this Section 114, be non-recourse to the General Partner of the Company (and its affiliates (other than the Company)), and principal of and interest on the Securities otherwise will be payable only out of the cash flow and assets of the Company. The Trustee hereby agrees, and each Holder of a Security will be deemed to have agreed, that, notwithstanding any statutory and/or common law liability of a general partner for the debts and obligations of a partnership, neither the General Partner nor its assets nor the Parent Company nor its assets (nor any of its affiliates (other than the Company) nor their respective assets) shall be liable for any of the obligations of the Company hereunder or under the Securities, except, as to the General Partner, to the extent expressly provided in Clause (1) of this Section; it being expressly agreed and acknowledged that all such obligations of the Company otherwise shall be payable and satisfied only from the cash flow and assets of the Company.

                                 ARTICLE II

                               SECURITY FORMS

SECTION 201.         Forms Generally.

     The Securities of each series and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     The Series A Securities issued under this Indenture shall be issued in the form of a Global Security substantially in the form set forth in Exhibit A hereto. The Series B Securities issued under this Indenture shall be issued in the form of a Global Security substantially in the form set forth in Exhibit B hereto.

SECTION 202.         Form of Face of Security.

               TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP

                      [Insert Name of Security or series]

No. ___                                                                   $____
[CUSIP NO. ___]

     TE Products Pipeline Company, Limited Partnership, a limited partnership duly formed and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of
__________________ Dollars on __________________ [if the Security is to bear interest prior to Maturity, insert --, and to pay interest thereon from _________ or from the most recent Interest

Payment Date to which interest has been paid or duly provided for, semi-annually on _________ and _________ in each year, commencing _________, at the rate of ___% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of __% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]

     Payment of the principal of (and premium, if any) and [if applicable, insert -- any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in _________, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert -- ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed under its seal.

Dated:

                             TE Products Pipeline Company, Limited Partnership.

                             By: Texas Eastern Products Pipeline Company,
                                 as General Partner

                             By:
                                -----------------------------------------------

Attest:


-----------------------------

SECTION 203.         Form of Reverse of Security.


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of _________, 1998 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and _________, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert -- , limited in aggregate principal amount to $---------].


     [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, [if applicable, insert -- (1) on _________ in any year commencing with the year _________ and ending with the year _________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert -- on or after _________, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert -- on or before _________, ___% and if redeemed] during the 12-month period beginning _________ of the years indicated,

YEAR       REDEMPTION PRICE        YEAR         REDEMPTION PRICE
----       ----------------        ----         ----------------





and thereafter at a Redemption Price equal to __% of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

     [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, (1) on _________ in any year commencing with the year _________ and ending with the year _________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert -- on or after _________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12- month period beginning _________ of the years indicated,

                                                        REDEMPTION PRICE FOR
                       REDEMPTION PRICE FOR           REDEMPTION OTHERWISE THAN
                   REDEMPTION THROUGH OPERATION       THROUGH OPERATION OF THE
YEAR                   OF THE SINKING FUND                  SINKING FUND
----               ----------------------------       -------------------------





and thereafter at a Redemption Price equal to __% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

     [If applicable, insert -- Notwithstanding the foregoing, the Company may not, prior to _________, redeem any Securities of this series as contemplated by [if applicable, insert -- Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ____% per annum.]

     [If applicable, insert -- The sinking fund for this series provides for the redemption on _________ in each year beginning with the year ___ and ending with the year ___ of [if applicable, insert - not less than $_____ ("mandatory sinking fund") and not more than] $___ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert - mandatory] sinking fund payments may be credited against subsequent [if applicable, insert - mandatory] sinking fund payments otherwise required to be made [if applicable, insert -, in the inverse order in which they become due].]

     [If the Security is subject to redemption of any kind, insert -- In the event of redemption of this Security in part only, new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

     [if applicable, insert -- The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

     [If the Security is not an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

     [If the Security is an Original Issue Discount Security, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to - insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time

Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding and Securities of other series affected by such Event of Default then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding and Securities of other series affected by such Event of Default then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $___ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested in writing by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer and notice to the Trustee thereof, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.


     [if applicable, insert -- No director, officer, employee, partner
(except as provided below), stockholder or unitholder, as such, of the Company (or of any such partners or unitholders) shall have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, except that the General Partner (as defined below) shall, by operation of law as the general partner of the Company, have liability for (a) the payment obligations on Outstanding Series A Securities in an Amount not to exceed $15,400,000 and (b) the payment obligations on Outstanding Series B Securities in an Amount not to exceed $24,600,000, provided that such liability of the General Partner shall not in any event exceed $40 million in the aggregate for payment obligations in respect of all Outstanding Series A Securities and Outstanding Series B Securities. By accepting this Security, each Holder waives and releases all such liability. Without limiting the generality of the foregoing, so long as the Company is a limited partnership, the obligations of the Company hereunder will, except as expressly provided in the previous sentence and in the Indenture, be non-recourse to Texas Eastern Products Pipeline Company, a Delaware corporation, the general partner (the "General Partner") of the Company (and its affiliates (other than the Company)), and principal of and interest on this Security otherwise will be payable only out of the cash flow and assets of the Company. The Trustee hereby agrees, and by accepting this Security, the Holder of this Security will be deemed to have agreed, that, notwithstanding any statutory and/or common law liability of a general partner for the debts and obligations of a partnership, neither the General Partner nor its assets nor the Parent Company nor its assets (nor any of its affiliates (other than the Company) nor their respective assets) shall be liable for any of the obligations of the Company hereunder or under the Securities, except, as to the General Partner, to the extent expressly provided in the exception to the second sentence of this paragraph and in the Indenture; it being expressly agreed and acknowledged that all such obligations of the Company otherwise shall be payable and satisfied only from the cash flow and assets of the Company. This waiver and release, and limitation on liability shall be a part of the consideration for the issue of this Security.]


     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204.         Form of Legend for Global Securities.

     Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 205.         Form of Trustee's Certificate of Authentication.

     The Trustee's certificates of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                                 -----------------------------
                                                 As Trustee


                                                 By
                                                   ---------------------------
                                                    Authorized Officer

                                 ARTICLE III

                               THE SECURITIES

SECTION 301.         Amount Unlimited; Issuable in Series.


     Except as set forth in this paragraph with respect to Series A Securities and Series B Securities, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. Initially, two series of Securities shall be issued pursuant to this Indenture, the Series A Securities and the Series B Securities, which shall be known and designated
respectively as the "   % Senior Notes Due 2008" and the "   % Senior Notes Due
2028" of the Company, with such terms as are set forth herein and in the Exhibits hereto, provided, however, neither the Series A Securities nor the Series B Securities shall be subject to sinking fund requirements for any of their retirement and, accordingly, Article XII of this Indenture shall not be applicable to any of the Series A Securities or Series B Securities. Series A Securities shall be issued, authenticated and delivered under this Indenture in an aggregate principal amount limited to $150,000,000. Series B Securities shall be issued, authenticated and delivered under this Indenture in an aggregate principal amount limited to $240,000,000.


     Additional Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

          (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

          (4) the date or dates on which the principal of any Securities of the series is payable;

          (5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

          (6) the place or places where (a) the principal of and any premium and interest on any Securities of the series shall be payable, (b) Securities of the series may be surrendered for registration of transfer or for exchange and (c) notices and demand to or upon the Company in respect of Securities of the series and this Indenture may be served;

          (7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

          (8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

          (10) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

          (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of "Outstanding" in Section 101;

          (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

          (13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

          (14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

          (15) if other than as provided in Section 1302 or Section 1303, the means of defeasance or covenant defeasance as may be specified for the Securities of the series and, if other than by a Board Resolution, the manner in which any election by the Company to defease or covenant defease such Securities shall be evidenced;

          (16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Person other than the Depositary for such Global Security or a nominee thereof;

          (17) any addition to deletion from or modification of the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite

Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

          (18) any addition to deletion from or modification of the covenants set forth in Article X which applies to Securities of the series;

          (19) if other than the Trustee, the identity of the Security Registrar and any Paying Agent; and

          (20) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by
Section 901(5)).

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.


     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the General Partner and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.


SECTION 302.         Denominations.

     The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.         Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by the Chairman of the Board, Vice Chairman of the Board, President or one of Vice Presidents of the General Partner, and need not be attested. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the General Partner shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

          (1) if the form of such Securities has been established by or pursuant to Board Resolutions as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

          (2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

          (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture in accordance with the Board Resolutions will affect the Trustee's own rights, duties, obligations, responsibilities or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary, unless the Trustee reasonably determines otherwise, for the Company to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature by one of its Responsible Officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304.         Temporary Securities.

     Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305.         Registration, Registration of Transfer and Exchange.


     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities entitled to registration or transfer as provided herein. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company may at any time replace the Security Registrar, change such office or agency or act as its own Security Registrar. The Company will give prompt written notice to the Trustee of any such change.


     Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company maintained pursuant to Section 1002 for such purpose for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

     If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the date of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

          (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each Global Security shall constitute a single Security for all purposes of this Indenture.

          (2) Notwithstanding any other provision in this Indenture and except as otherwise specified as contemplated by Section 301, no Global Security may be registered or exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or
(ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) there shall exist such circumstance, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

          (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

          (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 306.         Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Security is surrendered to the Trustee together with security or indemnity reasonably required by the Company or the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this Section in exchange for any mutilated Security or in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.         Payment of Interest; Interest Rights Preserved.

     Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date or the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.         Persons Deemed Owners.

     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 309.         Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order, and the Trustee shall thereafter deliver to the Company a certificate with respect to such disposition.

SECTION 310.         Computation of Interest.

     Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.         CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (in addition to the other identification numbers printed on the Securities), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such "CUSIP" numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such "CUSIP" numbers.

                                 ARTICLE IV

                         SATISFACTION AND DISCHARGE

SECTION 401.         Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect with respect to Securities of any Series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when

          (1) either

               (A) all such Securities theretofore authenticated and delivered (other than (i) such Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) such Securities for whose payment money or U.S. Government Obligations has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of such Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Securities; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Company or Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.         Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money or U.S. Government Obligations has been deposited with the Trustee.

                                  ARTICLE V

                                  REMEDIES

SECTION 501.         Events of Default.

     "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or


          (2) default in the payment of the principal of or any premium on any Security of that series when due; or


          (3) default in the deposit of any sinking fund payment, when and as due by the terms of the Security of that series; or

          (4) default in the performance of any covenant of the Company in this Indenture (other than a covenant a default in the performance of which is specifically dealt with elsewhere in this Section or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series Outstanding (or, if any such covenant is not applicable to all series of Securities, by the Holders of at least 25% in principal amount of the Outstanding Securities of all series to which it is applicable) a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) the entry by a court of competent jurisdiction of a decree or order under federal or state bankruptcy law or similar law for the relief of debtors (A) for relief against the Company in any involuntary case or proceeding, (B) adjudging the Company bankrupt or insolvent, (C) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, (D) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of its property, or (E) ordering the winding up or liquidation of its affairs, and in each of the instances referred to in the preceding Clause (A) through (E), the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (6) pursuant to applicable federal or state bankruptcy law or similar law for the relief of debtors, the Company (A) commences a voluntary case or proceeding, (B) consents to the entry of a decree or order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or of substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or


          (7) any other Event of Default provided pursuant to Section 301 with respect to Securities of that series;

provided that (a) any default set forth under clauses (1), (2), (3), (4) and
(7) above in respect of Series A Securities or Series B Securities shall be an Event of Default with respect to both Series A Securities or Series B Securities and (b) for purpose of the notice requirements of Clause (4) above only, the Outstanding Series A Notes and Series B Notes shall be treated as a single class.


SECTION 502.         Acceleration of Maturity; Rescission and Annulment.


     If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then (a) in the case of each series other than Series A Securities or Series B Securities the Trustee or the Holders of not less than 25% in aggregate principal amount of each affected series of the Outstanding Securities or (b) in the case the Series A Securities or the Series B Securities are the affected series, the Trustee or Holders of not less than 25% in aggregate principal amount of the Outstanding Series A Securities and Outstanding Series B Securities (together as a single class), may in each case declare the principal amount of all the Securities of all such affected series (or, if any Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration of other action on the part of the Trustee or any Holder, become immediately due and payable. The provisions of Section 316 (a) of the Trust Indenture Act (which would otherwise require the consent of the Holders of a majority in principal amount of each series of the Outstanding Securities to take any of the foregoing actions) are hereby expressly excluded from this Indenture.


     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities of that series,

               (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

     No such rescission and annulment shall affect any subsequent Default or impair any right consequent thereof.

SECTION 503.   Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will upon demand of it by the Trustee, pay to Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.         Trustee May File Proofs of Claims.

     In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities) or its property, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

SECTION 505.       Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of any express trust, and any recovery shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.         Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: To the payment of all amounts due the Trustee under Section
607;

          Second: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for the principal and any premium and interest, respectively; and

          Third: The balance, if any, to the Company.

SECTION 507.         Limitation on Suits.

     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of all affected series (treated as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Sections 305 and 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.         Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.         Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment or any other appropriate right or remedy.

SECTION 511.         Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.         Control by Holders.


     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series (or in the case of Series A Securities and Series B Securities, the Holders of a majority in Aggregate principal amount of Outstanding Series A Securities and Series B Securities together as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that


          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.         Waiver of Past Defaults.


     The Holders of a majority in aggregate principal amount of the Outstanding Securities of that series (or in the case of Series A Securities and Series B Securities, the Holders of a majority in Aggregate principal amount of Outstanding Series A Securities and Series B Securities together as a single class) may on behalf of the Holders of all of the Securities of such series waive any existing Default or Event of Default with respect to such series and its consequences, except a Default


          (1) in the payment of the principal of or any premium or interest on any Security of such series, or

          (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514.         Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 515.         Waiver of Usury, Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE VI

                                 THE TRUSTEE

SECTION 601.         Certain Duties and Responsibilities.

          (1) Except during the continuance of an Event of Default,

               (A) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs.

          (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

               (A) this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

               (B) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (C) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (D) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.         Notice of Defaults.

     If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603.         Certain Rights of Trustee.

     Subject to the provisions of Section 601:

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, notice, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the General Partner shall be sufficiently evidenced by a General Partner Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.


          (8) without limiting the generality of the foregoing provisions of this Section 603, the Trustee may rely, with no duty of inquiry, and shall be protected in acting or refraining from acting upon Board Resolutions, Officers' Certificates, Company Orders or Company Requests; written statements or certificates required to be presented under any provision of this Indenture by Euroclear, CEDEL, the Depositary, the Holder of Securities represented by a Global Security or the beneficial owners of such Securities; written information as to the names and addresses of the Holders of any Security furnished by the Company, the Security Registrar (if other than the Trustee) or any Authenticating Agent; notices, statements or certificates of the Paying Agent or Paying Agents(if other than the Trustee) as to timely payment of, default in payment of, aggregate amounts paid on and aggregate amounts remaining unpaid on, all Securities; any Opinions of Counsel; and any certificates or opinions of independent accountants or other independent Persons; nor shall the Trustee have any liability to any Person for its inability to perform its duties or obligations hereunder as a result of the failure of any Person mentioned in this clause (8) to provide information required by this Indenture and necessary for performance by the Trustee of such duties and obligations.


SECTION 604.         Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.         May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.         Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability of interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.         Compensation and Reimbursement.

     The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 608.         Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609.         Corporate Trustee Required; Eligibility.

     There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. No obligor upon any Securities issued under this Indenture or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee under this Indenture.

SECTION 610.         Resignation and Removal; Appointment of Successor.

     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series(or in the case of Series A Securities and Series B Securities, the Holders of a majority in aggregate principal amount of Outstanding Series A Securities and Series B Securities together as a single class), delivered to the Trustee and to the Company.

     If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities of which such Trustee acts as trustee, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of which such Trustee acts as trustee and the appointment of a successor Trustee or Trustees.

     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.         Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and reimbursement of its expenses (including, reasonable fees and expenses of counsel and agents), if any, to which such retiring Trustee is otherwise legally entitled, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided herein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.      Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.      Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614.         Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of and subject to the direction of the Trustee to authenticate and deliver Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                         --------------------------------------
                                         As Trustee



                                         By
                                         --------------------------------------
                                         As Authenticating Agent



                                         By
                                         --------------------------------------
                                         Authorized Officer

                                 ARTICLE VII

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.       Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee

          (1) semi-annually, not later than _____ and ______ in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding _____ or _____, as the case may be, and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.       Preservation of Information; Communications to Holders.

     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

     Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor the agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.         Reports by Trustee.

     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704.         Reports by Company.

     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                ARTICLE VIII

               CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR
                                    LEASE

SECTION 801.         Company May Consolidate, Etc., Only On Certain Terms.

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Company is the continuing entity or if the Company is not the continuing entity the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction no Default or Event of Default exists;

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     For the avoidance of doubt, in no regard shall the foregoing provisions of this Section 801 restrict or otherwise pertain to any Subsidiary of the Company.

SECTION 802.         Successor Substituted.


     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of such a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                 ARTICLE IX

                           SUPPLEMENTAL INDENTURES

SECTION 901.         Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

          (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

          (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

          (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination shall become effective only when there is no such Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (6) to secure the Securities pursuant to the requirements of Section 1006 or otherwise; or

          (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

          (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, to comply with any applicable mandatory provisions of law or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 902.         Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series affected by such supplemental indenture (or in the case of Series A Securities and Series B Securities, the Holders of a majority in aggregate principal amount of Outstanding Series A Securities and Series B Securities together as a single class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502, or change any Place of

Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment, or

          (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or


          (3) modify any of the provisions of this Section, Section 513 or
Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1008, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8).


A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.




SECTION 903.         Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.         Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.         Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.         Reference in Securities to Supplemental Indentures.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to his Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                   ARTICLE X

                                   COVENANTS

SECTION 1001.        Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

SECTION 1002.        Maintenance of Office or Agency.

     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


     Except as otherwise expressly provided in Section 301 with respect to a series of Securities, the Company initially designates as the Place of Payment for each series of Securities the City of New York, New York, and initially appoints the Trustee at its Corporate Trust Operations Office at 101 Barclay, Floor 7E, New York, New York 10286 as the Company's office or agency for each such purpose in such city.


SECTION 1003.        Money for Securities Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Securities, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any Event of Default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series (the occurrence and continuance of which such Paying Agent has provided written notice to the Trustee), forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series upon the written request of the Trustee.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.        Statement by Officers as to Default.

     The Company will deliver to the Trustee, within 150 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof a Default or an Event of Default by the Company then exists and, if such signers have knowledge of any Default or Event of Default, specifying all such Defaults or Events of Defaults (as applicable) and the nature and status thereof.

SECTION 1005.        Existence.

     Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the preservation of such rights or franchise would not reasonably be expected to have a material adverse effect on the payment and performance of the Company under the terms of the Securities or this Indenture.

SECTION 1006.        Limitation on Liens.

     The Company will not, and will not permit any of its Subsidiaries to, create, assume or incur, any Lien on any Principal Property to secure any Debt of the Company of any other Person (other than the Securities issued hereunder) without effectively providing that the Securities of any

Outstanding series (other than any series which by its express terms is not entitled to the benefits of this Section 1006) shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be secured. There is, however, excluded from the foregoing restriction the following: (a) Permitted Liens; (b) any Lien on any (i) property or assets created at the time of the acquisition of such property or assets by the Company or any of its Subsidiaries, or within one year after such time, to secure all or part of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of, or within one year of, such acquisition, or (ii) property to secure all or part of the cost of the development, construction, repair or improvement thereon or to secure Debt incurred prior to, at the time of, or within one year after, the completion of such development, construction, repair or improvement or the commencement of full operations thereof (whichever is later) to provide funds for any such purpose; (c) any Lien on any current assets that secures current liabilities or Debt of the Company or its Subsidiaries; (d) (i) any Lien on any property or assets existing thereon at the time of acquisition thereof by the Company or any of its Subsidiaries (whether or not the obligations secured thereby are assumed by the Company or any of its Subsidiaries), or (ii) the assumption by the Company or any of its Subsidiaries of obligations secured by any Lien existing at the time of acquisition by the Company or any of its Subsidiaries of the property or assets subject to such Lien or at the time of the acquisition of the Person which owns such property or assets, or (iii) any Lien on any property or assets of a Person existing thereon at the time (1) such Person becomes a Subsidiary of the Company, (2) such Person is merged into, or consolidated with, the Company or any of its Subsidiaries or (3) of a sale, lease or other disposition of the properties of a Person (or division thereof) as an entirety or substantially as an entirety to the Company or any of its Subsidiaries; (e) any Lien on any property or assets of the Company or any of its Subsidiaries in existence on the date of this Indenture or created pursuant to an "after-acquired property" clause or similar term in existence on the date of this Indenture or the terms of any mortgage, pledge agreement, security agreement or similar agreement or instrument in existence on the date of this Indenture; (f) any Lien arising by reason of any attachment, judgment, decree or order of any governmental or court authority, so long as any proceeding initiated to review such attachment, judgment, decree or order shall not have been terminated or the period within which such proceeding may be initiated shall not expire, or such attachment, judgment, decree or order shall otherwise be effectively stayed; and (g) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing , refunding or replacements ) of any Lien, in whole or part, that is referred to in clauses (a) through (f) (inclusive) above, or any Debt secured thereby.

     Notwithstanding the foregoing, the Company may, and may permit any of its Subsidiaries to create, assume or incur any Lien upon any Principal Property to secure any Debt of the Company or any Person (other than the Securities) that is not excepted by clauses (a) through (g) (inclusive) above without securing the Securities issued hereunder, provided that, after giving effect to the creation, assumption or incurrence of such Lien and Debt, and the application of proceeds of such Debt, if any, received by the Company or any of its Subsidiaries as a result thereof, the aggregate principal amount of all then Debt outstanding secured by such Lien and all similar Liens, together with all net sale proceeds from Sale-Leaseback Transactions (excluding Sale-Leaseback

Transactions permitted by clauses (a) through (d) (inclusive) of the first paragraph of Section 1007 would not exceed 10% of Consolidated Net Tangible Assets.

SECTION 1007.        Limitation on Sale-Leaseback Transactions.

     The Company will not, nor will it permit any of its Subsidiaries to, engage in a Sale-Leaseback Transaction, unless: (a) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations, on such Principal Property, whichever is later; (b) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; (c) the Company or such Subsidiary would be entitled to incur Debt secured by a Lien on Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without equally and ratably securing the Securities pursuant to Section 1006; or (d) the Company or such Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (i) the prepayment, repayment, reduction or retirement of any pari passu Funded Debt or Debt of the Company or any of its Subsidiaries, or (ii) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of the Company or any of its Subsidiaries.

     Notwithstanding the foregoing, each of the Company may, and may permit each of its Subsidiaries to, effect any Sale-Leaseback Transaction that is not excepted by clauses (a) through (d) (inclusive) of the above paragraph, provided that after giving effect thereto and the application of proceeds, if any, received by the Company or any of its Subsidiaries as a result thereof, the net sale proceeds from such Sale-Leaseback Transaction, together with the aggregate principal amount of all then outstanding Debt (other than the Securities) secured by Liens upon Principal Property not excepted by clauses
(a) through (g) (inclusive) of Section 1006 would not exceed 10% of the Consolidated Net Tangible Assets.

SECTION 1008.        Waiver of Certain Covenants.

     The Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such series or in Section 1005, 1006 or 1007, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series, the Holders shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force in effect.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

SECTION 1101.        Applicability of Article.

     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

SECTION 1102.        Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 1103.        Selection by Trustee of Securities To Be Redeemed.

     If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

     The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.        Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price,

          (3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amount) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

          (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price, and

          (6) that the redemption is for a sinking fund, if such is the case.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105.        Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106.        Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest form the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107.        Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                  ARTICLE XII

                                 SINKING FUNDS

SECTION 1201.        Applicability of Article.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an "optional sinking fund payment." If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 1202.        Satisfaction of Sinking Fund Payments with Securities.

     The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203.        Redemption of Securities for Sinking Fund.

     Not less than 45 days prior to each sinking fund payment date for any series of Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                  ARTICLE XIII

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.     Company's Option to Effect Defeasance or Covenant Defeasance.

     The provisions of this Article shall be applicable to each series of Securities, except as otherwise specified pursuant to Section 301 for Securities of such series.

SECTION 1302.        Defeasance and Discharge.

     In addition to discharge of the Indenture pursuant to Section 401, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series on the date of the deposit referred to in Clause (1) of Section 1304, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect, (except as to (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due (other than by acceleration), (2) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, and (3) the rights, powers, trusts, obligations, duties and immunities of the Trustee hereunder), and the Trustee, at the expense of the Company, upon a Company Request, shall execute proper instruments acknowledging the same, if the applicable conditions set forth in Section 1304 are satisfied ("Defeasance"). For this purpose, such Defeasance means that the Company (and any other obligor of the Securities of such series) shall be deemed to have paid and discharged the entire indebtedness represented by the Securities of such series, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the rights and obligations referred to in Clauses
(1) through (3) (inclusive) of this Section 1302, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.

SECTION 1303.        Covenant Defeasance.


     The Company shall be released on the date of the deposit referred to in Clause (1) of Section 1304 from its obligations under Sections 801, 1005, 1006 and 1007, inclusive, and any covenants provided pursuant to Sections 301(18), 901(2) or 901(7) for the benefit of the Holders of such

Securities, in each case with respect to the Securities of any series on and after the date the applicable conditions set forth in Section 1304 are satisfied ("Covenant Defeasance"); and the occurrence of any event specified in Sections 501(4) (with respect to any of Sections 801, 1005, 1006 and 1007, inclusive, and any such covenants provided pursuant to Sections 301(18), 901(2) or 901(7)), and 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to the Securities of such series. For this purpose, such Covenant Defeasance means that, with respect to the Securities of such series (i) the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or Event of Default under Section 501, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby, and (ii) such Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any request, demand, authorization, direction, notice, waiver, consent or declaration or other action of Holders (and the consequences of any therefor) in connection with such specified covenants, but shall continue to be deemed Outstanding for all other purposes hereunder.


SECTION 1304.        Condition to Defeasance or Covenant Defeasance.

     The following shall be the applicable conditions to the application of
Section 1302 or Section 1303 to any Securities or any series or Securities, as the case may be:


          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or
(B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, to pay the principal of and any premium and interest on such Securities on the respective Stated Maturities or any Redemption Date established pursuant to Clause (5) below, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

          (2) In order to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and Defeasance had not occurred.

          (3) In order to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred.


          (4) No Default or Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied with respect to such specified events until after such 90th day).


          (5) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

          (6) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance, as the case may be, have been complied with.

SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities for the payment or redemption of which such funds have been deposited with the Trustee, of all sums due and to become due thereon in respect of principal and any premiums and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

     Anything in this Article to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall promptly return, deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, at any time, are in excess of the amount thereof which would then be required to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities. The provisions of the last paragraph of Section 1003 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 1304.

SECTION 1306.        Reinstatement.

     If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to Section 1304 with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money or U.S. Government Obligations held in trust to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Company (whether directly or by payment to the Trustee or Paying Agent) makes any payment of principal of or any premiums or interest on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations so held in trust.

     This instrument may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.



                                         TE Products Pipeline Company, Limited
                                            Partnership

                                         By: Texas Eastern Products Pipeline
                                             Company, its general partner



                                             By
                                               --------------------------------

                                             Title:
                                                   ----------------------------


Attest:


-----------------------------


                                         THE BANK OF NEW YORK,


                                              as Trustee




                                         By
                                           ------------------------------------
                                           JULIANNE KAVATZ, Agent





Attest:


-----------------------------

State of _________         )
                           ) ss.:
County of ________         )

     On the ___ day of ______, ______, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he is _____________ of Texas Eastern Products Pipeline Company, the General Partner of TE Products Pipeline Company, Limited Partnership, one of the entities described in and which executed the foregoing instrument; and that he signed his name thereto by like authority.



                                                 ------------------------------


State of _________         )
                           ) ss.:
County of ________         )


     On the ___ day of ______, ______, before me personally came Julianne Kovatz, to me known, who, being by me duly sworn, did depose and say that she is the Agent of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.




                                                 ------------------------------

                                                                      EXHIBIT A

                          FORM OF SERIES A SECURITIES

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP


                            % SENIOR NOTES DUE 2008


No.__________                                                     $___________

CUSIP NO.___________


     TE Products Pipeline Company, Limited Partnership, a limited partnership duly formed and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of
__________________ Dollars on __________________, 2008 and to pay interest thereon from _________, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _________ and _________ in each year, commencing _________, at the rate of ___% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of __% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed under its seal.


Dated:
      --------------------

                             TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP

                                  By: Texas Eastern Products Pipeline Company,
                                      as General Partner

                                      By:
                                         -------------------------------------


Attest:


-------------------------

[Reverse of Security]


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of _________, 1998 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be authenticated and delivered. This Security is one of the series designated on the face hereof and designated in the Indenture as Series A Securities, limited in aggregate principal amount to $150,000.


     The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after _________, 2003, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning _________ of the years indicated,



YEAR      REDEMPTION PRICE
----      ----------------
2003
2004
2005
2006


and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     In the event of redemption of this Security in part only, new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.


     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected (as is the case of Series A Securities and Series B Securities, the Holders of a majority in aggregate principal amount of Outstanding Series A Securities and Series B Securities together as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding (as is the case of Series A Securities and Series B Securities, the Holders of a majority in aggregate principal amount of Outstanding Series A Securities and Series B Securities together as a single class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Series A Securities and Outstanding Series B Securities (together as a single class) and Securities of other series affected by such Event of Default then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding and Securities of other series affected by such Event of Default then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.


     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new

Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested in writing by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer and notice to the Trustee thereof, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.


     No director, officer, employee, partner (except as provided below), stockholder or unitholder, as such, of the Company (or of any such partners or unitholders) shall have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, except that the General Partner (as defined below) shall, by operation of law as the general partner of the Company, have liability for the payment obligations on Outstanding Series A Securities, including this Security, in an amount not to exceed $15,400,000, provided that such liability of the General Partner shall not in any event exceed $40 million in the aggregate for payment obligations in respect of all Outstanding Series A Securities and Outstanding Series B Securities. By accepting this Security, each Holder waives and releases all such liability. Without limiting the generality of the foregoing, so long as the Company is a limited partnership, the obligations of the Company hereunder will, except as expressly provided in the exception to the previous sentence of this paragraph and in the Indenture, be non-recourse to Texas Eastern Products Pipeline Company, a Delaware corporation the general partner (the "General Partner") of the Company (and its affiliates (other than the Company)), and principal of and interest on this Security otherwise will be payable only out of the cash flow and assets of the Company. The Trustee hereby agrees, and the Holder of this Security will be deemed to have agreed, that, notwithstanding statutory and/or common law liability of a general partner for the debts and obligations of a partnership, neither the General Partner nor its assets nor the Parent Company nor its assets (nor any of its affiliates (other than the Company) nor their respective assets) shall be liable for any of the obligations of the Company hereunder or under the Securities, except, as to the General Partner, to the extent expressly provided in the exception to the second sentence of this paragraph; it being expressly agreed and acknowledged that all such obligations of the Company otherwise shall be payable and satisfied only from the cash flow and assets of the Company.

     This waiver and release, and limitation on liability shall be a part of the consideration for the issue of this Security.


     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[Form of Trustee's Certificate of Authentication]

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                   The Bank of New York
                                                   As Trustee



                                                   By
                                                     --------------------------
                                                     Agent

                                                                      EXHIBIT B

                          FORM OF SERIES B SECURITIES

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP


                            % SENIOR NOTES DUE 2028


No.____________                                                    $__________
CUSIP NO.___________


     TE Products Pipeline Company, Limited Partnership, a limited partnership duly formed and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of
__________________ Dollars on __________________, 2028 and to pay interest thereon from _________, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _________ and _________ in each year, commencing _________, at the rate of ___% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of __% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed under its seal.


Dated:
      --------------------

                             TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP

                                  By: Texas Eastern Products Pipeline Company,
                                      as General Partner

                                      By:
                                         -------------------------------------


Attest:


-------------------------

[Reverse of Security]


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of _________, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be authenticated and delivered. This Security is one of the series designated on the face hereof and designated in the Indenture as Series B Securities, limited in aggregate principal amount to $240,000,000.

     The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after _________, 2008, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning _________ of the years indicated,



YEAR      REDEMPTION PRICE        YEAR       REDEMPTION PRICE
----      ----------------        ----       ----------------
2008
2009
2010
2011


and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     In the event of redemption of this Security in part only, new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.


     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected (or in the case of Series A Securities and Series B Securities, the Holders of a majority in aggregate principal amount of Outstanding Series A Securities and Series B Securities together as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding (or in the case of Series A Securities and Series B Securities, the Holders of a majority in aggregate principal amount of Outstanding Series A Securities and Series B Securities together as a single class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Series A Securities and Outstanding Series B Securities (together as a single class) and Securities of other series affected by such Event of Default then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding and Securities of other series affected by such Event of Default then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.


     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new

Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested in writing by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer and notice to the Trustee thereof, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.


     No director, officer, employee, partner (except as provided below), stockholder or unitholder, as such, of the Company (or of any such partner or unitholders) shall have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, except that the General Partner (as defined below) shall, by operation of law as the general partner of the Company, have liability for the payment obligations on Outstanding Series B Securities, including this Security, in an amount not to exceed $24,600,000, provided that such liability of the General Partner shall not in any event exceed $40 million in the aggregate for payment obligations in respect of all Outstanding Series A Securities and Outstanding Series B Securities. By accepting this Security, each Holder waives and releases all such liability. Without limiting the generality of the foregoing, so long as the Company is a limited partnership, the obligations of the Company hereunder will, except as expressly provided in the exception to the previous sentence of this paragraph and in the Indenture, be non-recourse to Texas Eastern Products Pipeline Company, a Delaware corporation, the general partner (the "General Partner") of the Company (and its affiliates (other than the Company)), and principal of and interest on this Security otherwise will be payable only out of the cash flow and assets of the Company. The Trustee hereby agrees, and the Holder of this Security will be deemed to have agreed, that, notwithstanding statutory and/or common law liability of a general partner for the debts and obligations of a partnership, neither the General Partner nor its assets nor the Parent Company nor its assets (nor any of its affiliates (other than the Company) nor their respective assets) shall be liable for any of the obligations of the Company hereunder or under the Securities, except, as to the General Partner, to the extent expressly provided in the exception to the second sentence of this paragraph; it being expressly agreed and acknowledged that all such obligations of the Company otherwise shall be payable and satisfied only from the cash flow and assets of the Company.

     This waiver and release, and limitation on liability shall be a part of the consideration for the issue of this Security.


     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[Form of Trustee's Certificate of Authentication]

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                    The Bank of New York
                                                    As Trustee



                                                    By
                                                      -------------------------
                                                      Agent